DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2011 RESULTS

Third Quarter 2011 Financial Highlights:

·	Revenues increased 18% to $1,095 million

·	Adjusted OIBDA increased 15% to $479 million

·	Net income from continuing operations increased to $238 million

·	Repurchased 9.8 million shares at an average price of $36.30 per share for an aggregate purchase price of $355 million

Silver Spring, Maryland – November 1, 2011: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2011.

David Zaslav, Discovery’s President and Chief Executive Officer said, “The strength of Discovery’s brands and the value of our content to consumers, distributors and advertisers alike were further demonstrated in our third quarter financial results. The appeal of our programming allowed us to continue to take advantage of the sustained health of the global ad market and further leverage existing and emerging distribution platforms worldwide. The breadth of our global distribution enables us to capitalize on the increasing penetration of traditional distribution models, while the diversity and appeal of our content allows us to strategically leverage evolving delivery methods. We remain focused on generating sustained financial results while thoughtfully investing in our brands and platforms so that we can take advantage of new and existing distribution opportunities around the globe.”

Third quarter revenues of $1,095 million increased $169 million, or 18%, over the third quarter a year ago, led by 19% growth at U.S. Networks and 19% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 15% to $479 million, driven by a 9% increase at U.S. Networks and a 20% increase at International Networks. The domestic results benefitted from significant additional licensing revenues under an extended and expanded licensing agreement.

Third quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $238 million ($0.59 per diluted share) increased $77 million compared to $161 million ($0.37 per diluted share) for the third quarter a year ago. The current quarter results reflect the strong operating performance partially offset by higher taxes.

Free cash flow was $314 million for the third quarter, a decrease of $32 million from the third quarter of 2010, as the increased operating performance was more than offset by higher long-term incentive compensation and tax payments, as well as lower working capital. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2011	2010	Change	2011		2010	Change

Revenues:
U.S. Networks	$695	$585	19%	$1,942		$1,751	11%
International Networks	363	304	19%	1,054		893	18%
Education and Other	37	38	(3%)	117		108	8%
Corporate and Eliminations	—	(1)	NM	—		6	NM

Total Revenues	$1,095	$926	18%	$3,113		$2,758	13%

Adjusted OIBDA:
U.S. Networks	$378	$346	9%	$1,107		$1,018	9%
International Networks	156	130	20%	473		384	23%
Education and Other	3	1	200%	16		7	129%
Corporate and Eliminations	(58)	(59)	2%	(180)		(171)	(5%)

Total Adjusted OIBDA	$479	$418	15%	$1,416		$1,238	14%

U.S. Networks
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2011	2010	Change	2011		2010	Change

Revenues:
Distribution	$350	$264	33%	$898	$	790	14%
Advertising	322	304	6%	973		899	8%
Other	23	17	35%	71		62	15%

Total Revenues	$695	$585	19%	$1,942		$1,751	11%

Adjusted OIBDA	$378	$346	9%	$1,107		$1,018	9%

Adjusted OIBDA Margin	54%	59%		57%		58%

U.S. Networks’ revenues in the third quarter of 2011 increased 19% to $695 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 33% largely from $77 million of additional licensing revenue driven by the delivery of selected library titles under an extended and expanded licensing agreement. The current quarter results also included higher rates and subscriber growth primarily from networks carried on the digital tier, partially offset by $4 million due to the absence of Discovery Health following its contribution into the OWN joint venture on January 1, 2011. Advertising revenue increased 6% due to increased pricing and higher sellouts, partially offset by the absence of $15 million due to the removal of Discovery Health. Excluding the additional revenue in the current year from the expanded licensing agreement, as well as Discovery Health from the 2010 results, advertising revenues grew 11% and distribution revenues grew 5% compared with the third quarter a year ago.

Adjusted OIBDA increased 9% to $378 million primarily reflecting the 19% revenue growth partially offset by 33% higher operating expenses, which included an additional $24 million of content impairments versus the third quarter a year ago and $11 million in expenses associated with the expanded licensing agreement. Excluding the higher content impairment charges and expenses associated with the expanded licensing agreement in the current year, as well as Discovery Health from the 2010 results, Adjusted OIBDA was in-line with a year ago as the revenue growth was offset by increased operating expenses primarily due to higher content amortization and marketing costs.

International Networks
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2011	2010	Change	2011	2010	Change

Revenues:
Distribution	$230	$192	20%	$ 665	$573	16%
Advertising	120	98	22%	354	286	24%
Other	13	14	(7%)	35	34	3%

Total Revenues	$363	$304	19%	$ 1,054	$893	18%

Adjusted OIBDA	$156	$130	20%	$ 473	$384	23%
Adjusted OIBDA Margin	43%	43%		45%	43%

International Networks’ revenues for the third quarter increased 19% to $363 million primarily led by distribution revenue growth of 20% and advertising revenue growth of 22%. Excluding the impact of foreign currency fluctuations, revenues increased 12% led by 13% distribution revenue growth, mainly from increased subscribers across all regions. Advertising revenue in local currency terms was up 16% during the third quarter primarily from higher pricing across all regions, as well as expansion of feeds across Western Europe, Asia-Pacific and CEEMEA.

Adjusted OIBDA increased 20% to $156 million reflecting the 19% revenue growth, partially offset by a 19% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 20% as the 12% revenue growth was partially offset by a 7% increase in operating expenses primarily due to higher content amortization and sales commissions.

Education and Other
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2011	2010	Change	2011	2010	Change

Revenues	$37	$38	(3%)	$117	$108	8%
Adjusted OIBDA	$3	$1	200%	$16	$7	129%
Adjusted OIBDA Margin	8%	3%		14%	6%

Education and Other third quarter revenues decreased $1 million, as increased Education revenue from growth in corporate partnerships and higher streaming volumes was offset by lower revenue from the Creative Sounds Services business. Adjusted OIBDA increased $2 million compared to the third quarter of 2010 from a decrease in content expense and sales commissions.

STOCK REPURCHASE

During the quarter, the Company pursuant to its existing stock repurchase program repurchased 9.79 million shares of its Series C common stock at an average price of $36.30 per share for an aggregate purchase price of approximately $355 million.

From October 1, 2011 through October 31, 2011, the Company repurchased 2.71 million shares of its Series C common stock for approximately $101 million.

The Company has repurchased 25.86 million shares of Series C common stock under its $2.0 billion stock repurchase plan to date at an aggregate price of approximately $938 million. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

The Company has expanded the components of distribution revenue reported in its financial statements to include content arrangements and other subscription services for content. Accordingly, prior period financial information has been reclassified so that the basis of the presentation is consistent with that of the 2011 financial information.

FULL YEAR 2011 OUTLOOK

For the full year ending December 31, 2011, Discovery Communications, Inc. expects total revenue between $4,175 million and $4,250 million, Adjusted OIBDA between $1,925 million and $1,975 million, and net income available to Discovery Communications, Inc. stockholders of $1,025 million to $1,075 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 4:30 p.m. ET to discuss its third quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-713-8565 inside the U.S. and 1-617-597-5324 outside of the U.S., using the following passcode: 30540780.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2011. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2011 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Revenues:
Distribution	$ 580	$456	$ 1,563	$1,363
Advertising	442	402	1,328	1,185
Other	73	68	222	210

Total revenues	1,095	926	3,113	2,758

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	342	261	903	782
Selling, general and administrative	295	306	864	894
Depreciation and amortization	30	32	90	98
Restructuring and impairment charges	2	15	7	18
Gains on dispositions	—	—	(129)	—

Total costs and expenses	669	614	1,735	1,792

Operating income	426	312	1,378	966

Interest expense, net	(56)	(49)	(154)	(155)
Loss on extinguishment of debt	—	—	—	(136)
Other expense, net	(5)	(16)	(10)	(57)

Income before income taxes	365	247	1,214	618
Provision for income taxes	(127)	(83)	(417)	(171)

Income from continuing operations, net of taxes	238	164	797	447
(Loss) income from discontinued operations, net of taxes	(1)	25	(1)	25

Net income	237	189	796	472
Net income attributable to noncontrolling interests	—	(3)	—	(10)

Net income attributable to Discovery Communications, Inc.	237	186	796	462
Stock dividends to preferred interests	—	—	—	(1)

Net income available to Discovery Communications, Inc.
stockholders	$ 237	$186	$ 796	$461

Income per share from continuing operations available to
Discovery Communications, Inc. stockholders:
Basic	$ 0.60	$0.38	$ 1.97	$1.03

Diluted	$ 0.59	$0.37	$ 1.95	$1.01

(Loss) income per share from discontinued operations
available to Discovery Communications, Inc. stockholders:
Basic	$ 0.00	$0.06	$ 0.00	$0.06

Diluted	$ 0.00	$0.06	$ 0.00	$0.06

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.60	$0.44	$ 1.97	$1.08

Diluted	$ 0.59	$0.43	$ 1.95	$1.07

Weighted average shares outstanding:
Basic	398	426	404	425

Diluted	401	431	408	431

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,032		$466
Receivables, net	976		880
Content rights, net	83		83
Deferred income taxes	53		81
Prepaid expenses and other current assets	155		225

Total current assets	2,299		1,735

Noncurrent content rights, net	1,293		1,245
Property and equipment, net	371		399
Goodwill	6,299		6,434
Intangible assets, net	577		605
Investments	816		455
Other noncurrent assets	146		146

Total assets	$11,801		$11,019

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48		$87
Accrued liabilities	438		393
Deferred revenues	123		114
Current portion of stock-based compensation liabilities	40		118
Current portion of long-term debt	20		20
Other current liabilities	38		53

Total current liabilities	707		785

Long-term debt	4,229		3,598
Deferred income taxes	354		304
Other noncurrent liabilities	108		99

Total liabilities	5,398		4,786
Commitments and contingencies

Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,460		6,358
Treasury stock, at cost: 23 and 3 Series C common shares at 2011 and 2010,
respectively	(837)		(105)
Retained earnings	796		—
Accumulated other comprehensive loss	(22)		(33)

Total Discovery Communications, Inc. stockholders’ equity	6,402		6,225
Noncontrolling interests	1		8

Total equity	6,403		6,233

Total liabilities and equity	$11,801		$11,019

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,

2011		2010

OPERATING ACTIVITIES
Net income	$796		$472
Adjustments to reconcile net income to cash provided by operating activities:
Content expense	623		526
Intangible impairment charges	—		11
Stock-based compensation	70		153
Depreciation and amortization	90		100
Gains on dispositions	(129)		(12)
Deferred income tax expense (benefit)	71		(89)
Noncash portion of loss on extinguishment of debt	—		12
Other noncash expenses, net	48		46
Changes in operating assets and liabilities:
Receivables, net	(127)		(41)
Content rights	(653)		(558)
Accounts payable and accrued liabilities	8		(8)
Stock-based compensation liabilities	(107)		(128)
Income tax receivable	91		(11)
Other, net	(21)		(28)

Cash provided by operating activities	760		445

INVESTING ACTIVITIES
Purchases of property and equipment	(42)		(29)
Proceeds from dispositions, net	—		24
Business acquisitions, net of cash acquired	—		(38)
Investments in and advances to equity method investees	(93)		(71)

Cash used in investing activities	(135)		(114)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discounts and issuance costs	639		2,970
Principal repayments of long-term debt	—		(2,883)
Principal repayments of capital lease obligations	(16)		(8)
Repurchases of common stock	(732)		(38)
Cash distributions to noncontrolling interests	(7)		(21)
Proceeds from stock option exercises	43		27
Excess tax benefits from stock-based compensation	18		9

Cash (used in) provided by financing activities	(55)		56

Effect of exchange rate changes on cash and cash equivalents	(4)		6

NET CHANGE IN CASH AND CASH EQUIVALENTS	566		393
Cash and cash equivalents, beginning of period	466		623

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,032		$1,016

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended September 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$378	$ (4)	$ (3)	$—	$—	$371
International Networks	156	(11)	(10)	—	—	135
Education and Other	3	(1)	—	—	—	2
Corporate and Eliminations	(58)	(14)	—	(8)	(2)	(82)

Total	$479	$ (30)	$ (13)	$(8)	$(2)	$426

		Three Months Ended September 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$346	$ (5)	$ (2)	$—	$—	$339
International Networks	130	(10)	(9)	—	(3)	108
Education and Other	1	(2)	—	—	(11)	(12)
Corporate and Eliminations	(59)	(15)	—	(48)	(1)	(123)

Total	$418	$ (32)	$ (11)	$(48)	$(15)	$312

(a)	For the three months ended September 30, 2011, amount represents restructuring charges of $2 million. For the three months ended September 30, 2010, amounts represent asset impairments of $11 million and restructuring charges of $4 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Nine Months Ended September 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,107	$ (12)	$ (7)	$ —	$ 126	$ 1,214
International Networks	473	(33)	(32)	—	(2)	406
Education and Other	16	(4)	—	—	—	12
Corporate and Eliminations	(180)	(41)	—	(31)	(2)	(254)

Total	$ 1,416	$ (90)	$ (39)	$ (31)	$ 122	$ 1,378

		Nine Months Ended September 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,018	$ (16)	$ (6)	$ —	$ —	$996
International Networks	384	(29)	(26)	—	(6)	323
Education and Other	7	(5)	—	—	(11)	(9)
Corporate and Eliminations	(171)	(48)	—	(124)	(1)	(344)

Total	$ 1,238	$ (98)	$ (32)	$ (124)	$ (18)	$966

(a)	For the nine months ended September 30, 2011 amounts represent a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture and restructuring charges of $7 million. For the nine months ended September 30, 2010 amounts represent asset impairments of $11 million and restructuring charges of $7 million.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,

	2011	2010	Change	2011	2010	Change

Cash provided by operating activities	$329	$355	$(26)	$ 760	$445	$315
Acquisition of property and equipment	(15)	(9)	(6)	(42)	(29)	(13)

Free cash flow	$314	$346	$(32)	$ 718	$416	$302

RECONCILIATION OF 2011 OUTLOOK TO GAAP MEASURES

	Full Year 2011

Net income available to Discovery Communications, Inc. stockholders	$ 1,025	To	$1,075
Interest expense, net	210	To	205
Depreciation and amortization	125	To	115
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	565	To	580
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 1,925	To	$1,975

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

		Three Months			Nine Months
	Ended September 30,				Ended September 30,

	2011		2010		2011	2010

Income from continuing operations, net of taxes		$238		$164	$797 $		447
Net income attributable to noncontrolling interests		—		(3)	—		(10)
Stock dividends to preferred interests		—		—	—		(1)

Net income from continuing operations available to Discovery
Communications, Inc. stockholders		238		161	797		436
(Loss) income from discontinued operations, net of taxes		(1)		25	(1)		25

Net income available to Discovery Communications, Inc.
stockholders		$237		$186	$796 $		461

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				September 30, 2011

3.70% Senior Notes, semi-annual interest, due June 2015				$850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
4.375% Senior Notes, semi-annual interest, due June 2021				650
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease obligations				110

Total long-term debt				4,260
Unamortized discount				(11)

Long-term debt, net				4,249
Current portion of long-term debt				(20)

Noncurrent portion of long-term debt				$4,229

STOCK-BASED COMPENSATION
			September 30, 2011

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	6.8	$30.28	0.1	$23.08

Stock Appreciation Rights	0.1	26.84	——	——

Stock Options	13.4	21.41	4.3	17.15

Performance-based Restricted Stock Units	1.6	35.31	——	——

Service-based Restricted Stock Units	0.8	35.16	——	——

Total Stock-based Compensation Plans	22.7	$25.56	4.4	$17.28

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2010	283.76	127.46	411.22
Shares repurchased	(20.16)	——	(20.16)
Shares issued – stock option exercises	2.60	——	2.60

Total shares outstanding as of September 30, 2011	266.20	127.46	393.66